NEWS RELEASE for May 23, 2005
-----------------------------

                                                                         AUXILIO

Contact: Paul T. Anthony
         Chief Financial Officer
         Auxilio, Inc.
         (949) 614-0700

               AUXILIO, INC. Announces 2005 First Quarter Results

         Mission Viejo, California - May 23, 2005 - Auxilio, Inc. (OTCBB: AUXO), a provider of Image Output Management services for Healthcare, reported today financial results for the quarter ended March 31, 2005.

         As a result of the Company's acquisition of The Mayo Group on April 1, 2004, the condensed consolidated financial statements for the first quarter ended March 31, 2005, are not comparable to the condensed consolidated financial statements for the first quarter ended March 31, 2004. In March of 2004, the Company sold its previous product offerings, including ClimateSight(TM), SkillSight(TM), PerformanceSight(TM), ComplianceSight(TM) and HCM TOOLS(TM), to Workstream, Inc. and completed the Company's exit from its the previous business model.

         Total revenues for the first quarter of 2005 were $.8 million compared with $0.2 million for the first quarter of 2004, which was included in the income from discontinued operations. Net loss was $0.6 million in the first quarter of 2005 compared to a net loss from continuing operations of $0.05 million in the first quarter of 2004. Net income for the first quarter of 2004 after income from discontinued operations was $0.5 million. Basic and fully diluted loss per share for the first quarter of 2005 was $0.04 compared with basic and fully diluted loss per share from continuing operations of $0.01 for the first quarter of 2004. Basic and fully diluted loss per share for the first quarter of 2004 after income from discontinued operations was $.06.

         Net income for the first quarter ended March 31, 2004 includes the gain from discontinued operations of $0.7 million, pursuant to the Workstream transaction, and our exit from the previous business model.

"In the first quarter of 2005, we spent time adjusting our sales organization and finding the right leader to focus our business development efforts on the right opportunities," said Joe Flynn, Chairman & CEO of Auxilio, Inc. "In addition the company finalized a contract with MedAssets, the nation's third largest General Purchasing Agent (GPO) on March, 1, 2005. These developments represented a continuous effort on behalf of our management team and board to build momentum into our pipeline and focus the majority of our efforts on business development," added Flynn.

Although the company is involved in a number of proposals and assessment opportunities, due to the length of our sales cycle, it is still very difficult to predict the timing of the closing of larger new sales transactions, added Flynn. "As we have taken steps to strengthen our business development team and have been provided access to major hospital systems through our contract with MedAssets, we anticipate growing our pipeline and revenues over the next several quarters at a faster pace," stated Flynn

Investor Conference Call Information

         The company encourages all interested investors to join a conference call on which company management will discuss the financial results for the first quarter ended March 31, 2005 and provide guidance for future expectations. The call is scheduled at 4:00 p.m. EST / 1:00 p.m. PST on May 24, 2005. The phone number for the call is 800-776-0816 or 913-981-5556. A re-broadcast of the conference call will be available for two weeks at 888-203-1112 or 719-457-0820 Passcode 5338491.

About Auxilio, Inc.

         Auxilio, Inc. provides Image Output Management Services and related financial and business processes for major Healthcare facilities. The company's proprietary technologies and unique processes assist hospitals, health plans and health systems with strategic direction and services that reduce image output expenses, increase operational efficiencies and improve the productivity of their staff. Auxilio's analysts, consultants and resident hospital teams work with senior hospital financial management and department heads to determine the best possible long term strategy for managing the millions of document images produced by their facilities on an annual basis. Auxilio's Image Output Management programs guarantee our clients immediate measurable savings, a fully outsourced process, and unparalleled service. Auxilio's target market includes medium to large hospitals, health plans and health care systems. Customers served by Auxilio, Inc. include health systems such as St. Joseph's Health System, Memorial Health Services, Catholic Healthcare West and Huntington Memorial Hospital.

For more information, see the company's website at www.auxilioinc.com or contact:

Joseph Flynn
Chairman and CEO
Auxilio, Inc.
27401 Los Altos, Suite 100
Mission Viejo, CA 92691
Phone: 949-614-0700
Fax: 949-614-0701
jflynn@auxilioinc.com

Forward Looking Information

This Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and often include the words "believe," "expect," "anticipate," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are estimates of, or expectations or beliefs regarding, our future financial condition or financial performance that are based on current information. Our business is subject to a number of risks and uncertainties that could adversely affect our ability to grow earnings per share, expand net interest margin and maintain asset quality and, therefore, could cause our future financial condition or operating results to differ significantly from our current expectations and beliefs. Certain of those risks and uncertainties are described in our Quartely Report on Form 10-QSB for the quarter ended March 31, 2004 and in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission. Readers of this Release are urged to read the cautionary statements, which are set forth under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations --Factors That May Affect Future Results" in both our Quarterly and Annual Report. Due to these uncertainties and risks, readers are cautioned not to place undue reliance on forward-looking statements contained in this Release, which speak only as of this date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                         AUXILIO, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2005
                                   (UNAUDITED)

                                     ASSETS

Current assets:
   Cash                                                                        $  2,609,035
   Accounts and other receivables, net                                              189,639
   Prepaid and other current assets                                                  60,364
   Supplies                                                                         310,439
   Investment in marketable securities                                              255,000
  Other investment                                                                   52,728
                                                                               ------------
          Total current assets                                                    3,477,205

Property and equipment, net                                                         220,130
Deposits                                                                             56,395
Intangible assets, net                                                            1,073,540
Goodwill                                                                          1,547,017
                                                                               ------------
          Total assets                                                         $  6,374,287
                                                                               ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued expenses                                       $    585,194
   Accrued compensation and benefits                                                503,551
   Deferred revenue                                                                 248,937
   Current portion of long-term debt                                                 16,626
   Current portion of capital lease obligation                                       22,683
   Revolving loan payable-related party, net of discount of $47,395                 452,605
   Note payable, related party                                                       52,607
                                                                               ------------
          Total current liabilities                                               1,882,203

Commitments and contingencies                                                            --

Stockholders' equity:
   Common stock, par value at $0.001, 33,333,333 shares
     authorized, 15,526,412 shares issued and outstanding                            15,528
   Additional paid-in capital                                                    13,879,002
   Accumulated deficit                                                           (9,499,946)
   Accumulated comprehensive income                                                  97,500
                                                                               ------------
          Total stockholders' equity                                              4,492,084
                                                                               ------------
          Total liabilities and stockholders' equity                           $  6,374,287
                                                                               ============

                         AUXILIO, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                      Three Months Ended March 31,
                                                                    -------------------------------
                                                                        2005               2004
                                                                    -------------------------------
Net Revenues                                                        $    784,077       $         --
Cost of revenues                                                         774,174                 --
                                                                    ------------       ------------
Gross profit                                                               9,903                 --
Operating expenses:
 Sales and marketing                                                     439,720                 --
 General and administrative expenses                                     483,876             50,071
 Intangible asset amortization                                            93,368                 --
                                                                    ------------       ------------
  Total operating expenses                                             1,016,964             50,071
                                                                    ------------       ------------
Loss from operations                                                  (1,007,061)           (50,071)
                                                                    ------------       ------------
Other income (expense):
 Interest expense                                                        (20,957)            (1,932)
 Interest income                                                           2,212                447
 Gain on sale of marketable securities                                   403,795                 --
                                                                    ------------       ------------
  Total other income (expense)                                           385,050             (1,485)
                                                                    ------------       ------------

Loss before provision for income taxes                                  (622,011)           (51,556)
Income tax expense                                                         3,200              2,400
                                                                    ------------       ------------
Net loss from continuing operations                                     (625,211)           (53,956)
Income from discontinued operations,  net of tax benefit of $0                --            603,260
                                                                    ------------       ------------
Net income (loss)                                                   $   (625,211)      $    549,304
                                                                    ============       ============

Net income (loss) per share - basic:
  Loss per share - continuing operations                            $      (0.04)      $      (0.01)
  Income per share - discontinued operations                                  --               0.07
                                                                    ------------       ------------
Net income (loss) per share - basic                                 $      (0.04)      $       0.06
                                                                    ============       ============
Net income (loss) per share - diluted:
  Loss per share - continuing operations                            $      (0.04)      $      (0.01)
  Income per share - discontinued operations                                  --               0.07
                                                                    ------------       ------------
Net income (loss) per share - diluted                               $      (0.04)      $       0.06
                                                                    ============       ============

Number of weighted average shares -
 Basic                                                                14,563,651          8,575,972
                                                                    ============       ============
 Diluted                                                              14,563,651          8,575,972
                                                                    ============       ============